UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.                                        Other Events.

On June 18, 2018, NRG REMA LLC (“REMA”), an indirect, wholly-owned subsidiary of GenOn Energy, Inc. (“GenOn”), entered into the following forbearance and consent agreements (collectively, the “Forbearance Agreements”):

•                  a Forbearance & Consent Agreement (the “Conemaugh Forbearance”), dated as of June 18, 2018, by and among PSEGR Conemaugh Generation, LLC (the “Conemaugh Owner Participant”), Conemaugh Lessor Genco LLC (the “Conemaugh Owner Lessor”), Wilmington Trust Company (“Wilmington”), REMA and certain certificateholders of the pass through certificates (the “Conemaugh Consenting Certificateholders”), relating to the undivided interest of the Conemaugh facility;

•                  a Forbearance & Consent Agreement (the “Keystone Forbearance”), dated as of June 18, 2018, by and among PSEGR Keystone Generation, LLC (the “Keystone Owner Participant”), Keystone Lessor Genco LLC (the “Keystone Owner Lessor”), Wilmington, REMA and certain certificateholders of the pass through certificates (the “Keystone Consenting Certificateholders”), relating to the undivided interest of the Keystone facility; and

•                  a Forbearance & Consent Agreement (the “Shawville Forbearance”), dated as of June 18, 2018, by and among PSEGR Shawville Generation, LLC (the “Shawville Owner Participant”), Shawville Lessor Genco LLC (the “Shawville Owner Lessor”), Wilmington and REMA, relating to the undivided interest of the Shawville facility.

Pursuant to each of the Forbearance Agreements, the parties thereto agreed that all transactions contemplated by the service, transition and similar agreements entered into or intended to be entered into in connection with REMA’s intended transition from certain shared services provided by GenOn will be deemed permitted under the operative documents governing the respective facilities. In addition, pursuant to each of the Forbearance Agreements, the parties thereto agreed to temporarily forbear from exercising rights and remedies related to certain events of default under the operative documents governing the respective facilities.

Each of the Forbearance Agreements will remain effective until the earlier of (i) August 17, 2018 at 11:59 p.m. New York City time, and (ii) the date on which any of the following events occur: (a) there occurs and is continuing a new event of default under the operative documents governing the respective facilities; (b) REMA commences a case under title 11 of the United States Code or (c) REMA terminates discussions with the respective Owner Participant and/or Consenting Certificateholders, as applicable, regarding a potential restructuring by REMA.

The conditions to effectiveness have been met with respect to each of the Forbearance Agreements. Under the terms of each of the Forbearance Agreements, REMA will pay to the Consenting Certificateholders, the Owner Lessors, and the Owner Participants, as applicable, their fees, costs and expenses incurred from June 1, 2018 through the end of the forbearance period.

The foregoing description of the Forbearance Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of each of the Forbearance Agreements, which are attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Forbearance & Consent Agreement (Conemaugh), dated as of June 18, 2018, by and among, PSEGR Conemaugh Generation LLC, Conemaugh Lessor Genco LLC, Wilmington Trust Company, NRG REMA LLC, and certain holders of the Conemaugh Pass Through Certificates.

99.2

Forbearance & Consent Agreement (Keystone), dated as of June 18, 2018, by and among, PSEGR Keystone Generation LLC, Keystone Lessor Genco LLC, Wilmington Trust Company, NRG REMA LLC, and certain holders of the Keystone Pass Through Certificates.

99.3	Forbearance & Consent Agreement (Shawville), dated as of June 18, 2018, by and among, PSEGR Shawville Generation LLC, Shawville Lessor Genco LLC, Wilmington Trust Company and NRG REMA LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer